      As filed with the Securities and Exchange Commission on May 8, 1995
                                                     Registration No. 33-____
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------



                                    SBE, INC.
             (Exact name of registrant as specified in its charter)

                          -----------------------------

          California                                  94-1517641
   ------------------------              --------------------------------------
   (State of Incorporation)              (I.R.S. Employer Identification No.)

                          -----------------------------


                             4550 Norris Canyon Road
                           San Ramon, California 94583
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)

                          -----------------------------


                       1987 Supplemental Stock Option Plan
                  1991 Non-Employee Directors' Stock Option Plan
         ---------------------------------------------------------------
                            (Full title of the plans)


                                 TIMOTHY J. REPP
                             Chief Financial Officer
                                    SBE, Inc.
                             4550 Norris Canyon Road
                          San Ramon, California  94583
                                  (510) 355-2000
               ---------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:
                          Christopher A. Westover, Esq.
                              Maya L. Armour, Esq.
                     Cooley Godward Castro Huddleson & Tatum
                         One Maritime Plaza, Suite 2000
                        San Francisco, California  94111
                                 (415) 693-2000


                          ----------------------------

                                                  Total Number of Pages:
                                                  Exhibit Index at Page:

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
   TITLE OF SECURITIES         AMOUNT TO BE       PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
     TO BE REGISTERED           REGISTERED       OFFERING PRICE PER      AGGREGATE OFFERING       REGISTRATION FEE
                                                      SHARE (1)               PRICE (1)
- ----------------------------------------------------------------------------------------------------------------------------------
  Stock Options and
  Common Stock (no par           400,000            $7.50- $13.63            $4,195,448              $1,446.71
  value)
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1).  The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to previously granted options under the 1987 Supplemental Stock Option Plan and the 1991 Non-Employee Directors' Stock Option Plan and (b) the
     average of the bid and asked prices of the closing sales price of Registrant's Common Stock on May 1, 1995 as reported on the
     Nasdaq National Market System for shares subject to options to be granted under the 1987 Supplemental Stock Option Plan and the
     1991 Non-Employee Directors' Stock Option Plan.  The following chart shows the calculation of the registration fee:

                                          Number of       Offering Price         Aggregate
     Type of Shares                        Shares            Per Share        Offering Price
     --------------                       ---------       --------------      --------------
     Outstanding Options                   118,624             $7.50            $  889,680
                                             9,400             $8.00            $   75,200
                                             6,000             $8.50            $   51,000
                                            25,000             $8.75            $  218,750
                                            24,000             $9.00            $  216,000
                                            20,000             $9.50            $  190,000
                                            34,650             $9.75            $  337,838
                                            12,100            $14.00            $  169,400

     Shares Available for Grant            150,226            $13.63            $2,047,580
                                                                                 ---------
                                                                                 ---------
                                                                                $4,195,448


- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
         REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-42629 AND 33-45998
                   WITH SUCH MODIFICATIONS AS SET FORTH BELOW


     The contents of Registration Statements on Form S-8 Nos. 33-42629 and 33-45998 filed with the Securities and Exchange Commission on September 9, 1991 and February 26, 1992, respectively, are incorporated by reference herein, with such modifications as set forth below.



                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


     In addition to the matters set forth under the heading "Indemnification of Officers and Directors" in the Registration Statements incorporated by reference herein, the following provide indemnification to the directors and officers of the Company:

     The Company has entered into Indemnification Agreements with each of its directors and executive officers. Such Indemnification Agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in California law.



                                    EXHIBITS


EXHIBIT
NUMBER
- -------

5.1       Opinion of Cooley Godward Castro Huddleson & Tatum.

23.1      Consent of Independent Auditors.

23.2      Consent of Cooley Godward Castro Huddleson & Tatum is contained in
          Exhibit 5.1 to this Registration Statement.

24.1      Power of Attorney is contained on the signature pages.

99.1      Registrant's 1987 Supplemental Stock Option Plan.

99.2      Registrant's 1991 Non-Employee Directors' Stock Option Plan.


                                       1.

                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on May 8, 1995.


                              SBE, INC.




                              By:  /s/ WILLIAM B. HEYE, JR.
                                 -----------------------------------------------
                                   William B. Heye, Jr.
                                   President and Chief Executive Officer




                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye, Jr. and Timothy J. Repp, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       2.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                               TITLE                                   DATE

     /s/ WILLIAM B. HEYE, JR.           President, Chief Executive Officer      May 8, 1995
- -----------------------------------     and Director (Principal Executive
     (William B. Heye, Jr.)             Officer)



     /s/ TIMOTHY J. REPP                Chief Financial Officer (Principal      May 8, 1995
- -----------------------------------     Financial Officer and Principal
     (Timothy J. Repp)                  Accounting Officer)



     /s/ RAIMON L. CONLISK              Director                                May 8, 1995
- -----------------------------------
     (Raimon L. Conlisk)



     /s/ WILLIAM R. GAGE                Director                                May 8, 1995
- -----------------------------------
     (William R. Gage)



     /s/ GEORGE E. GREGA                Director                                May 8, 1995
- -----------------------------------
     (George E. Grega)



     /s/ HAROLD T. HAHN                 Director                                May 8, 1995
- -----------------------------------
     (Harold T. Hahn)



     /s/ EDWARD H. LAIRD                Director                                May 8, 1995
- -----------------------------------
     (Edward H. Laird)


                                       3.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION                                  SEQUENTIAL PAGE NUMBER
 5.1    Opinion of Cooley Godward Castro Huddleson & Tatum.

23.1    Consent of Independent Auditors.

23.2    Consent of Cooley Godward Castro Huddleson & Tatum is contained in
        Exhibit 5 to this Registration Statement.

24      Power of Attorney is contained on the signature pages.

99.1    Registrant's 1987 Supplemental Stock Option Plan.

99.2    Registrant's 1991 Non-Employee Directors' Stock Option Plan.


                                       4.